Exhibit (k.3)

                        FORM OF
          FUND ACCOUNTING SERVICING AGREEMENT

     THIS AGREEMENT is made and entered into as of this ___ day of ____, 1999, by and between LCM Internet
Growth Fund, Inc., a Maryland corporation (hereinafter referred to as the "Company") and Firstar Mutual Fund
Services, LLC, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

     WHEREAS, the Company is a closed-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, FMFS is in the business of providing, among other things, mutual fund accounting services to investment companies; and

     WHEREAS, the Company desires to retain FMFS to provide accounting services to the Company.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:

1.     Appointment of Fund Accountant

       The   Company  hereby  appoints  FMFS  as   Fund
Accountant of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.     Duties and Responsibilities of FMFS

       A.  Portfolio Accounting Services:

          (1) Maintain portfolio records on a trade date+1 basis using security trade information communicated from the investment manager.

          (2)  For  each  valuation date, obtain  prices  from  a
        pricing   source  approved  by  the  Board   of
        Directors  of  the  Company  and  apply   those
        prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors of the Company shall approve, in good faith, the method for determining the fair value for such securities.

          (3) Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

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          (4)  Determine gain/loss on security sales and identify
        them as, short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

        B.  Expense Accrual and Payment Services:

           (1) For each valuation date, calculate the expense accrual amounts as directed by the Company as to methodology, rate or dollar amount.

           (2) Record payments for Company expenses upon receipt of written authorization from the Company.

           (3)  Account  for  Company expenditures  and  maintain
        expense  accrual  balances  at  the  level   of
        accounting detail, as agreed upon by FMFS and the Company.

           (4)  Provide expense accrual and payment reporting.

        C.  Valuation and Financial Reporting Services:

           (1)  Account   for  Company  share  purchases,   sales,
        exchanges, transfers, dividend reinvestments, and other Company share activity as reported by the transfer agent on a timely basis.

           (2) Apply equalization accounting as directed by the Company.

           (3)  Determine net investment income (earnings) for the
        Company  as  of  each valuation date.   Account
        for  periodic  distributions  of  earnings   to
        shareholders  and  maintain  undistributed  net
        investment   income   balances   as   of   each
        valuation date.

           (4) Maintain a general ledger and other accounts, books, and financial records for the Company in the form as agreed upon.

           (5)  Determine  the  net  asset value  of  the  Company
        according   to  the  accounting  policies   and
        procedures  set forth in the Company's  current
        Prospectus.

           (6)  Calculate per share net asset value, per share net
        earnings,   and   other   per   share   amounts
        reflective of Company operations at such time as required by the nature and characteristics of the Company.

           (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

           (8)  Prepare   monthly   reports  which  document   the
        adequacy of accounting detail to support month-end ledger balances.

      D.  Tax Accounting Services:

          (1) Maintain accounting records for the investment portfolio of the Company to support the tax reporting required for IRS-defined regulated investment companies.

           (2)   Maintain   tax  lot  detail  for  the  investment
        portfolio.

           (3) Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Company.

           (4) Provide the necessary financial information to support the taxable components of income and capital  gains  distributions to  the  transfer
        agent   to   support  tax  reporting   to   the
        shareholders.

      E.  Compliance Control Services:

           (1) Support reporting to regulatory bodies and support financial statement preparation by making the Company's accounting records available to the Company and its advisers, the Securities and Exchange Commission, and the outside auditors.

           (2) Maintain accounting records according to the 1940 Act and regulations provided thereunder.

3.  Pricing of Securities

     For  each  valuation date, obtain  prices  from  a
pricing  source  selected by FMFS but approved  by  the
Company's Board of Directors and apply those prices  to
the  portfolio  positions of the  Company.   For  those
securities where market quotations are not readily available, the Company's Board of Directors shall approve, in good faith, the method for determining the fair value for such securities.

     If the Company desires to provide a price which varies from the pricing source, the Company shall promptly notify and supply FMFS with the valuation of any such security on each valuation date. All pricing changes made by the Company will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

4.  Changes in Accounting Procedures

     Any resolution passed by the Board of Directors of the Company that affects accounting practices and procedures under this Agreement shall be effective upon written receipt and acceptance by the FMFS.

5.  Changes in Equipment, Systems, Service, Etc.

     FMFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Company under this Agreement.

6.  Compensation

      FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.
The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

7.  Performance of Service;  Limitation of Liability

         A.  FMFS shall exercise reasonable care in the
     performance  of  its duties under this  Agreement.
     FMFS shall not be liable for any error of judgment
     or  mistake of law or for any loss suffered by the
     Company  in connection with matters to which  this
     Agreement relates, including losses resulting from
     mechanical   breakdowns   or   the   failure    of
     communication  or  power  supplies  beyond  FMFS's
     control,  except  a  loss  resulting  from  FMFS's
     refusal  or  failure to comply with the  terms  of
     this  Agreement or from bad faith, negligence,  or
     willful  misconduct on its part in the performance
     of    its    duties    under    this    Agreement.
     Notwithstanding  any  other  provision   of   this
     Agreement,  the Company shall indemnify  and  hold
     harmless FMFS from and against any and all claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Company.

         FMFS  shall  indemnify and  hold  the  Company
     harmless  from  and against any  and  all  claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

         In  the  event  of a mechanical  breakdown  or
     failure of communication or power supplies  beyond
     its  control, FMFS shall take all reasonable steps
     to  minimize service interruptions for any  period
     that  such  interruption continues  beyond  FMFS's
     control.   FMFS will make every reasonable  effort
     to  restore  any lost or damaged data and  correct
     any  errors resulting from such a breakdown at the
     expense  of FMFS.  FMFS agrees that it
     shall,  at
     all  times, have reasonable contingency plans with
     appropriate  parties, making reasonable  provision
     for  emergency  use of electrical data  processing
     equipment  to the extent appropriate equipment  is
     available.   Representatives of the Company  shall
     be   entitled  to  inspect  FMFS's  premises   and
     operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

         Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

          B.    In   order   that  the  indemnification
     provisions contained in this section shall  apply,
     it   is  understood  that  if  in  any  case   the
     indemnitor may be asked to indemnify or  hold  the
     indemnitee harmless, the indemnitor shall be fully
     and   promptly  advised  of  all  pertinent  facts
     concerning the situation in question,  and  it  is
     further  understood that the indemnitee  will  use
     all  reasonable  care  to  notify  the  indemnitor
     promptly  concerning any situation which  presents
     or appears likely to present the probability of  a
     claim  for indemnification.  The indemnitor  shall
     have  the option to defend the indemnitee  against
     any  claim  which  may  be  the  subject  of  this
     indemnification.  In the event that the indemnitor
     so  elects,  it will so notify the indemnitee  and
     thereupon the indemnitor shall take over  complete
     defense of the claim, and the indemnitee shall  in
     such  situation initiate no further legal or other
     expenses  for  which it shall seek indemnification
     under  this section.  Indemnitee shall in no  case
     confess  any claim or make any compromise  in  any
     case  in  which the indemnitor will  be  asked  to
     indemnify   the   indemnitee   except   with   the
     indemnitor's prior written consent.

8.  No Agency Relationship

      Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

9.  Records

    FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act, and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

10.  Data Necessary to Perform Services

     The Company or its agent, which may be FMFS, shall
furnish  to  FMFS  the data necessary  to  perform  the
services  described herein at such times  and  in  such
form  as mutually agreed upon.  If FMFS is also  acting
in  another  capacity for the Company,  nothing  herein
shall  be  deemed  to  relieve  FMFS  of  any  of   its
obligations in such capacity.

11.  Notification of Error

     The  Company will notify FMFS of any balancing  or
control  error caused by FMFS within three (3) business
days  after receipt of any reports rendered by FMFS  to
the  Company, or within three (3) business  days  after
discovery of any error or omission not covered  in  the
balancing  or  control procedure, or within  three  (3)
business days of receiving notice from any shareholder.

12.  Proprietary and Confidential Information

     FMFS agrees on behalf of itself and its directors,
officers, and employees to treat confidentially and  as
proprietary information of the Company all records  and
other  information relative to the Company  and  prior,
present, or potential shareholders of the Company  (and
clients  of  said shareholders), and not  to  use  such
records and information for any purpose other than  the
performance   of   its  responsibilities   and   duties
hereunder,  except  after  prior  notification  to  and
approval  in  writing  by the Company,  which  approval
shall  not  be  unreasonably withheld and  may  not  be
withheld where FMFS may be exposed to civil or criminal
contempt  proceedings  for  failure  to  comply,   when
requested   to   divulge  such  information   by   duly
constituted authorities, or when so requested by the Company.

13.  Term of Agreement

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   This  Agreement  may  be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.
However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

14.  Notices

     Notices of any kind to be given by either party to
the  other party shall be in writing and shall be  duly
given  if  mailed or delivered as follows:   Notice  to
FMFS shall be sent to:

    Mr. James C. Tyler
    Firstar Mutual Fund Services, LLC
    615 East Michigan Street
    Milwaukee, WI  53202
and notice to the Company shall be sent to:

    Mr. Barry J. Glasgow
    LCM Internet Growth Fund, Inc.
    810 W. Washington Blvd.
    Chicago, IL  60607

15.  Duties in the Event of Termination

     In the event that in connection with termination, a
successor  to  any of FMFS's duties or responsibilities
hereunder  is  designated by  the  Company  by  written
notice   to   FMFS,  FMFS  will  promptly,  upon   such
termination and at the expense of the Company  transfer
to   such   successor  all  relevant  books,   records,
correspondence and other data established or maintained
by  FMFS  under  this Agreement in  a  form  reasonably
acceptable  to the Company (if such form  differs  from
the  form  in which FMFS has maintained the  same,  the
Company   shall   pay  any  expenses  associated   with
transferring the same to such form), and will cooperate
in  the  transfer  of such duties and responsibilities,
including   provision   for  assistance   from   FMFS's
personnel in the establishment of books, records and other data by such successor.

16.  Governing Law

     This  Agreement shall be construed  in  accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation promulgated by the SEC thereunder.

17.  Year 2000 Representation

     FMFS hereby represents and warrants that it does not anticipate that the "Year 2000 Problem" will have a material impact on its ability to perform its duties under this Agreement. The "Year 2000 Problem" refers to the inability of computer systems to properly process and calculate date-related information and data from and after January 1, 2000.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.


LCM INTERNET GROWTH FUND, INC.          FIRSTAR MUTUAL FUND SERVICES, LLC


By:______________________________       By:________________________________


Attest:__________________________       Attest:____________________________

               Fund Accounting Services
                  Annual Fee Schedule

                                                       Exhibit A



Domestic Equity Funds
          $22,000 for the first $40 million
          1 basis point on the next $200 million
          .5 basis point on average net assets exceeding $240 million


Plus reasonable out-of-pocket expenses, including pricing service:

          Domestic and Canadian Equities     $.15
          Options                            $.15
          Corp/Gov/Agency Bonds              $.50
          CMO's                              $.80
          International Equities and Bonds   $.50
          Municipal Bonds                    $.80
          Money Market Instruments           $.80


Fees and reasonable out-of-pocket expenses are billed to the Company monthly